  EXHIBIT 10.28

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER, dated as of March 31, 2016 (the "Merger Agreement"), is made and entered into by Generic Merger Sub, Inc., a California corporation ("Merger Sub") and Black Oak Gallery, a California corporation (the "Company" or "Surviving Corporation") (the Company and Merger Sub being hereinafter collectively referred to as the "Constituent Corporations").

RECITALS

A. Terra Tech Corp., a Nevada corporation ("Terra Tech"), the Company and Merger Sub have entered into an Agreement and Plan of Merger dated December 23, 2015 (the "Reorganization Agreement"), providing, among other things, for (i) the execution and filing of this Merger Agreement and (ii) the merger of Merger Sub with and into the Company upon the terms set forth in the Reorganization Agreement and this Merger Agreement (the "Merger").

B. The respective Boards of Directors of each of the Constituent Corporations deem it advisable and in the best interests of each of such corporations and their respective shareholders that Merger Sub be merged with and into the Company, with the Company surviving the merger.

C. The shareholders of the Company have adopted and approved the Reorganization Agreement and approved the Merger pursuant to a written consent of the shareholders (the "Shareholder Consent") dated December 23, 2015.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained in this Merger Agreement, the Constituent Corporations hereby agree that Merger Sub shall be merged with and into the Company in accordance with the provisions of the laws of the State of California, upon the terms and subject to the conditions set forth as follows:

ARTICLE I.

THE MERGER

Section 1.01 FILING. This Merger Agreement, together with the officers' certificates of each of the Constituent Corporations required by the General Corporation Law of the State of California (the "California Law"), shall be filed with the Secretary of State of the State of California at the time specified in the Reorganization Agreement.

Section 1.02 EFFECTIVENESS. The Merger shall become effective at the time this Merger Agreement is filed with and accepted by the Secretary of State of the State of California (the "Effective Time").

Section 1.03 MERGER. At the Effective Time, Merger Sub shall be merged into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the Surviving Corporation in the Merger and the separate corporate existence of the Company, with all of its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

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Section 1.04 FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Merger Agreement or to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of either or both of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of either or both of the Constituent Corporations or otherwise to take all such action.

ARTICLE II.

CORPORATE GOVERNANCE MATTERS

Section 2.01 ARTICLES. From and after the Effective Time and until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation shall hereby be amended and restated in full as set forth in Exhibit A attached hereto.

ARTICLE III.

MANNER OF CONVERTING SHARES OF THE CONSTITUENT CORPORATIONS

Section 3.01 CONVERSION OF COMPANY CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any further action on the part of Terra Tech, Merger Sub, the Company or any shareholder of the Company:

(a) Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

(b) Each of the shares of capital stock of the Company held by the Company in any form or otherwise owned by Terra Tech or Merger Sub immediately prior to the Effective Time, if any, shall be canceled and retired and shall cease to exist, and no payment or distribution shall be made or delivered with respect thereto.

(c) Subject to the provisions of the Reorganization Agreement, each of the shares of the Company's Common Stock (the "Shares") that is issued and outstanding immediately prior to the Effective Time will be automatically converted into the right to receive the securities (the "Payment Securities") and other consideration set forth on Exhibit B hereto.

(d) Any and all outstanding options, warrants and similar rights to purchase capital stock of Company that pursuant to their terms do not expressly require the assumption of the same in connection with the Merger shall be cancelled and shall cease to exist.

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(e) No fraction of a share of Payment Securities will be issued by virtue of the Merger, and each former holder of Shares who would otherwise be entitled to a fraction of a share of Payment Securities (after aggregating all fractional shares of Payment Securities that otherwise would be received by such holder) shall, upon surrender of such holder's stock certificate(s), receive from Terra Tech an amount of cash in dollars (rounded to the nearest whole cent), without interest, less the amount of any withholding taxes with respect to the shares represented by such certificate which are required to be withheld with respect thereto, equal to the fair value of such share as of the Effective Time; provided, however, that, if the fraction of a share that any such holder would otherwise be entitled to receive in the Merger is less than one-half of 1 percent of the total number of shares of Payment Securities that person is otherwise entitled to receive, then the shares of Payment Securities issuable to the such holder in the Merger will be rounded off to the nearest whole share.

(f) The number of shares of Payment Securities shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Payment Securities or Shares), reorganization, recapitalization, reclassification or other like change with respect to Payment Securities occurring on or after the date of this Agreement and prior to the Effective Time.

Section 3.02 Dissenters' Rights.

(a) Notwithstanding any other provisions of this Agreement to the contrary, any Shares held by a holder who has not effectively withdrawn or lost such holder's dissenters' or similar rights under the Corporations Code (collectively, the "Dissenting Shares"), shall not be converted into or represent a right to receive Payment Securities, but the holder thereof shall only be entitled to such rights as are provided by Corporations Code.

(b) If any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' or similar rights under the Corporations Code, then, as of the later of the Effective Time and the occurrence of such event, such holder's Shares shall automatically be converted into and represent only the right to receive the consideration for the Shares, as applicable, set forth in this Merger Agreement, without interest thereon, upon surrender of the certificate(s) representing such Shares.

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Section 3.03 Exchange of Certificates.

(a) Promptly after the Effective Time, Terra Tech shall mail to each holder of record of a certificate or certificates ("Certificates") that immediately prior to the Effective Time represented outstanding Shares that were converted into the right to receive Payment Securities or cash in lieu of any fractional shares pursuant to this Agreement, (i) a letter of transmittal in customary form and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Payment Securities. Upon surrender of Certificates for cancellation to Terra Tech together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by Terra Tech (including any required Form W-9 or Form W-8), each holder of such Certificates shall be entitled to receive in exchange therefor (x) one or more certificates representing the number of whole shares of Payment Securities (after aggregating all Certificates surrendered by such holder) to which such holder is entitled pursuant to this Agreement, less the number of shares of Payment Securities to be deposited into escrow pursuant to the Reorganization Agreement and (y) a check in the amount of dollars in lieu of fractional shares that such holder has the right to receive pursuant to this Merger Agreement, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed, from and after the Effective Time, for all corporate purposes, to evidence only the right to receive upon surrender thereof the number of whole shares of Payment Securities to which such holder is entitled pursuant to this Agreement and an amount in cash in lieu of the issuance of any fractional shares. No interest will be paid or accrued on any cash payable in lieu of fractional shares of Payment Securities. In the event of a transfer of ownership of Shares that was not registered in the transfer records of Company, a certificate representing the proper number of shares of Payment Securities and cash payable in lieu of fractional shares may be issued to such transferee if the Certificate representing such Shares is presented to Terra Tech and is accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

(b) No dividends or other distributions declared or made after the date hereof with respect to Payment Securities with a record date after the Effective Time will be paid to any holders of any unsurrendered Certificates with respect to the shares of Payment Securities represented thereby until the holder of record of any such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, Terra Tech shall deliver to the record holders thereof, without interest, (i) promptly after such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the whole shares of Payment Securities represented thereby, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Payment Securities.

(c) In the event that any Certificates shall have been lost, stolen or destroyed prior to the Closing Date, Terra Tech shall issue and pay in exchange for such lost, stolen or destroyed Certificates, upon the receipt of an affidavit of that fact by the holder thereof (reasonably satisfactory to Terra Tech) and such other documents as Terra Tech may reasonably require, certificates representing the shares of Payment Securities into which the Shares represented by such Certificates were converted pursuant to this Agreement, cash for fractional shares, if any, as may be required pursuant hereto, and any dividends or distributions payable pursuant to Section 3.03(b).

(d) All shares of Payment Securities, cash in lieu of fractional shares of Payment Securities and dividends or other distributions with respect to Payment Securities issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares that were outstanding immediately prior to the Effective Time.

(e) Notwithstanding anything to the contrary herein, neither Terra Tech, Company, the Surviving Corporation nor any party hereto shall be liable to a holder of Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

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ARTICLE IV.

TERMINATION AND AMENDMENT

Section 4.01 TERMINATION. Notwithstanding the approval of this Merger Agreement by the shareholders of Merger Sub and the Company, this Merger Agreement shall terminate forthwith in the event that, prior to the Effective Time, the Reorganization Agreement shall be terminated as therein provided.

Section 4.02 AMENDMENT. This Merger Agreement may be amended by the parties hereto at any time before or after approval hereof, but prior to the Effective Time, by the shareholders of either Merger Sub or the Company; but, after any such approval, no amendment shall be made that, without the further approval of such shareholders, would (i) have a material adverse effect on the shareholders of either Merger Sub or the Company, (ii) change any of the principal terms of the Merger Agreement, or (iii) change any term of the Articles of Incorporation of the Surviving Corporation. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

ARTICLE V.

MISCELLANEOUS

Section 5.01 HEADINGS. The headings contained in this Merger Agreement are for convenience of reference only, shall not be deemed to be a part of this Merger Agreement and shall not be referred to in connection with the construction or interpretation of this Merger Agreement.

Section 5.02 COUNTERPARTS. This Merger Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement

Section 5.03 GOVERNING LAW. This Merger Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

Section 5.04 CONSTRUCTION. For purposes of this Merger Agreement, whenever the context requires: the singular number shall include the plural, and vice versa. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Merger Agreement. As used in this Merger Agreement, the words 'include' and 'including,' and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words 'without limitation.' Except as otherwise indicated, all references in this Merger Agreement to 'Sections' and 'Exhibits' are intended to refer to Sections of this Merger Agreement and Exhibits to this Merger Agreement.

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IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.

BLACK OAK GALLERY

By	/s/ Salwa Ibrahim
Name:	Salwa Ibrahim
Title:	President

By:	/s/ Alicia Darrow
Name:	Alicia Darrow
Title:	Secretary

GENERIC MERGER SUB, INC.

By:	/s/ Michael Nahass
Name:	Michael Nahass
Title:	President & Secretary

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EXHIBIT A

Articles of Incorporation of Surviving Corporation

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

BLACK OAK GALLERY

ARTICLE I

The name of this corporation is Black Oak Gallery.

ARTICLE II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

This corporation is authorized to issue only one class of shares of stock, which shall be designated common stock, no par value per share; and the total number of shares that the corporation is authorized to issue is 100,000.

ARTICLE IV

(a) The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

(b) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through Bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permissible under California law.

(c) Any amendment, repeal, or modification of any provision of this Article V shall not adversely affect any right or protection of agent of this corporation existing at the time of such amendment, repeal, or modification.

/s/ Michael Nahass
Michael Nahass, Secretary

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EXHIBIT B

Merger Consideration*

Each of the Shares held by the Group A Shareholders (as defined in the Reorganization Agreement), subject to the terms of the Reorganization Agreement, shall be converted into the right to receive:

435.911632 shares of Terra Tech Series B Preferred Stock

0.4106330 shares of Terra Tech Series Z Preferred Stock

Each of the Shares held by the Group B Shareholders (as defined in the Reorganization Agreement), subject to the terms of the Reorganization Agreement, shall be converted into the right to receive:

1.0750077 shares of Terra Tech Series Q Preferred Stock

A contingent right to receive $104.99653783 in cash

* In accordance with Section 1101 of the California Corporations Code, the distribution of cash, rights, securities or other property set forth in this Exhibit B has been approved by all shareholders of the Company.

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